Exhibit 10.11

LOAN EXTENSION AND MODIFICATION AGREEMENT

This LOAN EXTENSION AND MODIFICATION AGREEMENT (this "Agreement") is dated as of February 14, 2011, by and among (i) Genesis Group Holdings, Inc., a Delaware corporation, trading on the OTC Bulletin Board under the symbol "GGHO" (the "Parent"), Digital Comm, Inc., a Florida corporation and the Parent's wholly-owned and sole subsidiary (the "Borrower"), and (ii) UTA Capital LLC, a Delaware limited liability company (the "Purchaser").

Terms not otherwise defined herein shall have the meaning ascribed to such terms in any of the following agreements, as applicable: (i) the Note and Warrant Purchase Agreement, among the Parent, the Borrower and the Purchaser, dated as of August 6, 2010 (the "Purchase Agreement"); (ii) the form of Senior Secured Bridge Note, attached hereto as Exhibit A, which form was executed by the Borrower on even date with the Purchase Agreement, and payable to the order of the Purchaser in the stated Principal Amount, as defined therein (the "Original Note"); or (iii) the form of the Common Stock Purchase Warrant, attached hereto as Exhibit B, which form was executed by Parent on even date with the Purchase Agreement, entitling the Purchaser to purchase Warrant Shares at Exercise Price as defined therein and subject to terms and conditions specified therein (the "Original Warrant").

WITNESSETH:

WHEREAS, pursuant to the Purchase Agreement the Borrower obtained a loan from the Purchaser in the aggregate principal amount of $1,000,000, which principal balance has been reduced to $775,000 (the "Loan");

WHEREAS, the Loan is evidenced by the Purchase Agreement and the Original Note;

WHEREAS, the obligations of Parent and Borrower under the Purchase Agreement are secured by: (i) the pledges of all of the shares of capital stock of the Borrower held by the Parent, representing 100% of the outstanding shares of capital stock of the Borrower; (ii) a first priority perfected security interest in and lien on any and all accounts receivable, contracts, chattel paper, equipment and all other assets of the Parent, and (iii) a first priority perfected security interest in and lien on any and all accounts receivable, contracts, chattel paper, equipment and all other assets of the Borrower, including a first priority perfected security interest in and lien on all of the accounts receivable, contracts and chattel paper of the Borrower, and proceeds thereof, including (x) the funds and other assets held in the AR Proceeds Security Account under the Lockbox Account Agreement, and (y) the remaining proceeds of the initial loan initially deposited and held in a segregated cash collateral account. The foregoing pledges and guarantees described in this recital, together with the Purchase Agreement, the Original Note and the Original Warrant, hereinafter referred to as the "Loan Documents"), and all of the foregoing pledges and guarantees are intended to and shall remain on full force and effect;

WHEREAS, certain conditions precedent set forth under Section 8 of the Purchase Agreement and certain covenants set forth under Sections 6 and 7 therein have not been satisfied and performed by the Parent and the Company, and therefore, pursuant to the Purchase Agreement the Purchaser has not paid for, and the Borrower has not issued to the benefit of the Purchaser, a second Note in the principal amount of $1,000,000.00.

WHEREAS, pursuant to the Original Note: (i) the Maturity Date is August 6, 2011(the "Original Maturity Date"), and (ii) on the Original Maturity Date, unless such date shall be otherwise extended in writing by the Purchaser in its sole discretion, all outstanding principal and any accrued and unpaid interest due and owing under the Original Note shall be immediately paid by Borrower.

WHEREAS, the Parent and the Borrower seek the Purchaser's consent to modify and extend the Original Maturity Date of the Original Note to September 30, 2011 (the "Amended Maturity Date"), and the Purchaser, upon and subject to all covenants, terms and conditions provided herein and in the Amended and Restated Note (each as defined below), and on the basis of the facts and statements contained in the foregoing recitals, is willing to consent to the Amended Maturity Date; and

WHEREAS, in addition to the Amended Maturity Date, the Parent and the Borrower seek the Purchaser's consent to modify other terms and conditions of the Original Note as more fully set forth herein, and the Purchaser, upon and subject to all covenants, terms and conditions provided herein and in the Amended and Restated Note, and on the basis of the facts and statements contained in the foregoing recitals, is willing to consent to such modifications as set forth herein;

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Purchaser, the Parent and the Borrower agree as follows:

1.         Extension. All references to the Original Maturity Date in the Loan Documents are hereby changed to refer to the Amended Maturity Date.

2.         Interest Rate; Principal Amortization.

a.	The Interest Rate for the remainder of the term of the Loan shall be 10% per annum on the outstanding principal balance.

b.	For the period commencing on January 1, 2011 through March 31, 2011, the Loan shall bear only interest at the Interest Rate, as defined in the Original Note.

c.
For the period commencing on April 1, 2011 through September 30, 2011, the Loan shall bear interest at the Interest Rate, and the Borrower shall additionally repay to the Purchaser $375,000 in five equal monthly principal payments of $75,000 each, payable at the end of each of the first five full calendar months within such period.

d.	Any remaining principal balance of the Loan shall be due and payable on the Amended Maturity Date.

e.
For the avoidance of any doubts, in the event that any of the foregoing payments are not made when due, such overdue amounts shall bear interest at a rate per annum that is three percent (3%) above the Interest Rate then in effect.

3.     Proceeds of Future Equity Financing.

a.
If either the Borrower or the Parent obtains any equity financing, (x) 30% of the cumulative net proceeds of any such financing or financings (reduced only by direct transactional expenses) in excess of $500,000, and (y) 100% of any cumulative net proceeds of any such financing or financings in excess of $1,500,000 shall be applied toward repayment of the remaining principal amount of the Loan.

b.	The Parent and Borrower shall continue to be obligated to apply 100% of any debt financing to repay the remaining principal amount of the Loan.

4.     Issuance of Additional Parent Common Stock.

a.
Upon execution of this Agreement, the Parent shall issue to the Purchaser, as additional consideration for Purchaser's agreements herein, a number of shares of the Parent's Common Stock, initially in the amount of 1,282,084 shares, representing 1% of the sum of (x) all issued and outstanding shares of the Parent's Common Stock, and (y) all shares of Parent Common Stock issuable pursuant to all outstanding options, warrants (including the Original Warrant), convertible securities and other rights to purchase or otherwise acquire Parent Common Stock, including the shares being issued pursuant to this Section 4a of the Agreement ("Purchaser's Additional Equity"). Until the Loan is repaid in full, the Purchaser's Additional Equity shall hereafter be increased by a number of shares equal to 1% of any new issuance of additional shares of Parent Common Stock, whether by (x) sale or issuance of equity to third parties (up to the first $500,000) or to related parties, (y) grant of options, warrants or convertible securities to third parties or related parties, or (z) payment in exchange for or in lieu of compensation.

b.
The Parent hereby represents and warrants to the Purchaser, as an inducement to accept the foregoing Purchaser's Additional Equity, that as of the date hereof, there are (x) 105,973,976 shares of the Parent's Common Stock issued and outstanding, (y) 20,952,381 shares of the Parent's Common Sock issuable upon exercise of the Original Warrant, and (z) no other shares of the Parent's Common Stock issuable upon exercise or conversion of options, warrants, convertible securities or other securities of the Parent (whether or not presently or contingently convertible into or exercisable or exchangeable for shares of the Parent's Common Stock) or contingently issuable in exchange for or in lieu of compensation.

11.          Successors and Assigns. This Agreement shall be binding on and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not, except that the assignment of the rights and obligations of the Parent and Borrower hereunder shall be subject to the restrictions on transfers and assignments contained in the Loan Documents.

12.          No Further Funding Obligation of the Purchaser. Parent and Borrower, by execution of this Agreement, hereby acknowledge that the Purchaser has no additional obligation to provide further financing to the Borrower.

13.          Counterparts. This Agreement may be executed by one or more of the parties to this Agreement in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument.

14.          Integration and Severability. This Agreement, taken together with the Loan Documents and the Amended and Restated Note, embodies the entire agreement and understanding among the Purchaser, the Parent and the Borrower with respect to the matters addressed herein, and supersedes all prior agreements and understandings relating to the subject matter hereof. In case any one or more of the provisions contained in this Agreement or in any instrument contemplated hereby, or any application thereof, shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein, and any other application thereof, shall not in any way be affected or impaired thereby.

15.          Conflict with Existing Loan Documents. Notwithstanding any provision to the contrary contained in this Agreement, the Amended and Restated Note or the Original Warrant, if any of the provisions in the Amended and Restated Note or the Original Warrant conflict with or are inconsistent with the provisions of this Agreement, this Agreement shall control and govern.

16.         Captions. The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

17.          Governing Law. WITH RESPECT TO ANY ACTION OR DISPUTE BETWEEN PARENT, BORROWER AND THE PURCHASER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

18.         Loan Extension Agreement. It is the intention and understanding of the parties hereto that this Agreement shall act as an extension of the Loan and that this Agreement shall not act as a novation of such Loan.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

BORROWER:

DIGITAL COMM, INC.

By:	/s/ Laurence M Sands
Name:	Laurence M Sands
Title:	S.U.P Corporate Secretary

Address:	2500 N. Military Trail, Boca Raton, Florida
Facsimile:

THE PARENT:

GENESIS CROUP HOLDINGS, INC.

By:	/s/ Laurence M Sands
Name:	Laurence M Sands
Title:	S.U.P Corporate Secretary

Address:
Facsimile:

THE PURCHASER:

UTA CAPITAL LLC
By YZT Management LLC, its Managing Member

By:
Name:	Udi Toledano
Title:	Managing Member

Address:
100 Executive Drive
Suite 330
West Orange, NJ 07052
Facsimile: 973-736-0201

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

BORROWER:

DIGITAL COMM, INC.

By:
Name:
Title:

Address:	2500 N. Military Trail, Boca Raton, Florida
Facsimile:

THE PARENT:

GENESIS CROUP HOLDINGS, INC.

By:
Name:
Title:

Address:
Facsimile:

THE PURCHASER:

UTA CAPITAL LLC
By YZT Management LLC, its Managing Member

By:	/s/ Udi Toledano
Name:	Udi Toledano
Title:	Managing Member

Address:
100 Executive Drive
Suite 330
West Orange, NJ 07052
Facsimile: 973-736-0201

Exhibit A

Original Note

See Attached

Exhibit B

Original Warrant

See Attached

Exhibit C

Amended and Restated Note

See Attached